UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 4, 2012

Ralcorp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-12619	43-1766315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Market Street

St. Louis, Missouri 63101

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code(314) 877-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

As more fully discussed below under Item 4.02, on May 7, 2012, Ralcorp Holdings, Inc. (“Ralcorp”) issued a press release announcing that the previously issued fiscal 2011 financial statements contained in Ralcorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and the first quarter fiscal 2012 financial statements contained in Ralcorp’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 should not be relied upon because of errors in those financial statements and that those financial statements would be restated to make the necessary accounting adjustments. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 7, 2012, Ralcorp issued a press release announcing that, on May 4, 2012, the Audit Committee of Ralcorp’s Board of Directors (“Audit Committee”), upon the recommendation of management, concluded that the previously issued fiscal 2011 financial statements contained in Ralcorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and the first quarter fiscal 2012 financial statements contained in Ralcorp’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 should not be relied upon because of errors in those financial statements and that Ralcorp would restate those financial statements to make the necessary accounting corrections. These errors relate to the non-cash goodwill impairment charge recorded by Ralcorp in the fourth quarter of fiscal 2011.

The previously disclosed $364.8 million non-cash goodwill impairment charge recorded by the company related to the Post brand cereal business. Recently, in finalizing the accounting for the separation of the Post brand cereal business, the company identified an error in the amount of deferred tax liabilities used in its fourth quarter 2011 goodwill impairment analysis. As a result of this error, the net book value of the net assets associated with the Post brand cereal business was understated and, as a result, the impairment that was recorded in the fourth quarter of fiscal 2011 was also understated. The company concluded that an additional impairment charge of approximately $54 million should have been reflected in the fourth quarter of fiscal 2011.

In connection with this matter, the company has re-evaluated its conclusions regarding the effectiveness of its disclosure controls and procedures and its internal control over financial reporting for the affected periods and determined that a material weakness existed as of September 30, 2011 and December 31, 2011. The company had previously concluded in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011 that its internal control over financial reporting and disclosure controls and procedures were effective as of September 30, 2011. In addition, the company had previously concluded in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 that its disclosure controls and procedures were effective as of December 31, 2011. As a result of the material weakness, the company has now concluded that such controls were ineffective. Accordingly, the company will restate its disclosures as of September 30, 2011 and December 31, 2011 to include the identification of a material weakness related to its restatement. The company is actively engaged in developing a remediation plan to address the material weakness.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

A copy of the press release announcing the restatement is attached as Exhibit 99.1 hereto and is incorporated by reference herein. In addition, the matters disclosed in this Current Report on Form 8-K and the press release attached hereto contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2012	Ralcorp Holdings, Inc. (Registrant)

	By:	/s/ S. Monette
S. Monette
Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 7, 2012